Exhibit 23.5

Consent of Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hecla Mining Company of our report dated March 14, 2018 relating to the consolidated financial statements of Klondex Mines Ltd., which appears in the Current Report on Form 8-K of Hecla Mining Company filed on July 24, 2018.

We also consent to the reference to us under the heading, “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Vancouver, British Columbia, Canada

February 21, 2019